UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2007

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On July 25, 2007, the Board of Directors of Xilinx, Inc. (the “Company”) approved the Company’s Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan is designed to tie executive compensation to the Company’s achievement of its financial and strategic objectives. The Incentive Plan provides for a cash bonus calculated as a percentage of the named executive officer’s base salary. For fiscal 2008, the bonus target for the Chief Executive Officer (“CEO”) is 90% of his base salary and the bonus targets for all other named executive officers range from 60% to 70% of their respective base salaries.

     Under the Incentive Plan, the cash bonus for the CEO is determined using two components, each with a weighting of 50%, and the cash bonuses for all other named executive officers are determined using three components, each with a weighting of 33.3%. The two components for the target bonus for the CEO and two of the three components for the target bonuses for all other named executive officers are: (1) the Company’s share of revenue (the “SOR Component”); and (2) the Company’s operating profit determined in accordance with GAAP (the “OP Component”). The third component for the target bonus for the other named executive officers is based on strategic objective goals pertaining to such officer’s position and responsibilities (the “Strategic Component”).

     The SOR Component is designed to measure and reward increases in the Company’s share of revenue as compared to benchmark programmable logic device companies identified by the Board of Directors. The SOR Component is subject to a minimum threshold for payout and a multiplier that increases the target payout depending on Company performance. The SOR Component multiplier increases by 0.125 for each percentage point above the target and is capped at an annual maximum of 2.0. The OP Component is determined by a formula which measures and rewards improvements in the Company’s operating profit on a quarterly basis, with the objective increasing in difficulty on a quarter-over-quarter basis. For the OP Component, each percentage point above a quarterly operating profit percentage target is subject to a multiplier of 0.5 and is capped at a maximum of 2.0.

     The CEO’s bonus will be paid annually based on the achievement of the year-end goals for the SOR Component and the OP Component. For all other named executive officers, the SOR Component will be paid quarterly and capped at the 0.5 multiplier, the OP Component will be paid quarterly and the Strategic Component will be paid annually. At the end of the fiscal year, the SOR Component quarterly payments that were subject to the 0.5 cap will be eligible for adjustment up to the 2.0 cap if warranted by Company performance, but will not be subject to a claw-back.

     The Incentive Plan is effective as of April 1, 2007 and bonus payments will be made in August 2007 to the named executive officers other than the CEO in connection with the Company’s performance in the first quarter of fiscal 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: July 30, 2007	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance
and Chief Financial Officer